EXHIBIT h.9

                            SECOND AMENDMENT TO THE
                     TRANSFER AGENCY AND SERVICE AGREEMENT


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                             SECOND AMENDMENT TO THE
                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                  PHOENIX FUNDS

         THIS SECOND AMENDMENT is made by and between the undersigned entities (hereinafter singularly referred to as a "Fund" and collectively referred to as the "Phoenix Funds" or "Funds"), and Phoenix Equity Planning Corporation (hereinafter referred to as the "Transfer Agent") and amends the Transfer Agency and Service Agreement dated as of June 1, 1994, and amended by a First Amendment dated February 28, 2004 (the "Agreement"), pursuant to which the Transfer Agent has agreed to provide certain transfer agent and related services to the Funds.

                               W I T N E S S E T H:

         WHEREAS, the parties hereto wish to substitute Schedule A of the Agreement to reflect fee schedule changes as permitted pursuant to Article 11 of the Agreement; and

         WHEREAS, the Board of Trustees at its May 18, 2005 meeting approved a resolution to modify the Agreement to provide an annual per account rate of $21.25 for daily dividend accounts and $16.95 for non-daily dividend accounts; and

         NOW, THEREFORE, in consideration of the forgoing premises and other good and valuable consideration, the parties hereby agree that the Schedule A to the Agreement is hereby substituted by replacing Schedule A with the Schedule A attached hereto and made a part hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officer on this 18th day of May, 2005.

PHOENIX FUNDS:
               PHOENIX EQUITY SERIES FUND
               PHOENIX EQUITY TRUST
               PHOENIX-GOODWIN CALIFORNIA TAX-EXEMPT BOND FUND
               PHOENIX INVESTMENT SERIES FUND
               PHOENIX INVESTMENT TRUST 97
               PHOENIX MULTI-PORTFOLIO FUND
               PHOENIX MULTI-SERIES TRUST
               PHOENIX PARTNER SELECT FUNDS
               PHOENIX SERIES FUND
               PHOENIX STRATEGIC ALLOCATION FUND
               PHOENIX STRATEGIC EQUITY SERIES FUND



               By: /s/ Daniel T. Geraci
                  --------------------------------------------------
                       Daniel T. Geraci
                       President

               PHOENIX EQUITY PLANNING CORPORATION

               By:/s/ John H. Beers
                  --------------------------------------------------
                       John H. Beers
                       Vice President and Secretary


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                                   SCHEDULE A
                                   ----------
                                  FEE SCHEDULE


Annual Maintenance Fees shall be based on the following formula:

                              AMF Fund = BAMF x SA

Where,

         AMF Fund refers to the aggregate Annual Maintenance Fee levied against each respective Fund,

         BAMF refers to the Base Annual Maintenance Fee levied against each respective Fund for each shareholder account, as more particularly described below, at the basic annual per account rate of $21.25 for daily dividend accounts and $16.95 for non-daily dividend accounts, and

         SA refers to the number of Shareholder Accounts subject to the terms of this Agreement and any and all sub-transfer agent agreements which presently or hereafter may be entered into by the Transfer Agent. For the purpose of computing the foregoing, the Transfer Agent will ascertain the number of Shareholders of each Fund regardless of whether any such Shares are held in accordance with any pooled omnibus accounts or arrangement managed or controlled by any entity, broker/dealer or sub-transfer agent.

Other Fees
----------

o   Omnibus Accounts, Per Transaction           $2.50
o   Closed Accounts, per Account, per month     $0.20
o   Check Writing Fees:
       Privilege set-up                         $5.00
       Per Cleared Check                        $1.00




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Out-of Pocket Expenses
----------------------

Out-of pocket expenses include, but are not limited to: confirmation production, postage, forms, telephone, microfilm, microfiche, stationary and supplies billed as .1122% of postage costs and expenses incurred at the specific direction of any Fund. Postage for mass mailings is due seven days in advance of the mailing date.

This SCHEDULE A effective as of the following dates:

PHOENIX FUNDS:
   Phoenix Equity Series Fund                           January 1, 2005
   Phoenix Equity Trust                                 January 1, 2005
   Phoenix-Goodwin California Tax-Exempt Bond Fund      January 1, 2005
   Phoenix Investment Series Fund                       January 1, 2005
   Phoenix Investment Trust 97                          January 1, 2005
   Phoenix Multi-Portfolio Fund                         January 1, 2005
   Phoenix Multi-Series Trust                           January 1, 2005
   Phoenix Partner Select Funds                         January 1, 2005
   Phoenix Series Fund                                  January 1, 2005
   Phoenix Strategic Allocation Fund                    January 1, 2005
   Phoenix Strategic Equity Series Fund                 January 1, 2005

Agreed:

   Phoenix Equity Series Fund
   Phoenix Equity Trust
   Phoenix-Goodwin California Tax-Exempt Bond Fund
   Phoenix Investment Series Fund
   Phoenix Investment Trust 97
   Phoenix Multi-Portfolio Fund
   Phoenix Multi-Series Trust
   Phoenix Partner Select Funds
   Phoenix Series Fund
   Phoenix Strategic Allocation Fund
   Phoenix Strategic Equity Series Fund    Phoenix Equity Planning Corporation



          /s/ Daniel T. Geraci               /s/ John H. Beers
   ------------------------------------    -------------------------------------
   By:    Daniel T. Geraci                   By:    John H. Beers
   Title: President                          Title: Vice President and Secretary